Exhibit 99.1

Apco Oil and Gas International Inc. (NASDAQ: APAGF) One Williams Center MD 35-8 Tulsa, OK 74172 800-600-3782 www.apcooilandgas.com

DATE: Aug. 5, 2014

MEDIA CONTACT: Kelly Swan (539) 573-4944	INVESTOR CONTACT: David Sullivan (539) 573-9360

Apco Reports Second-Quarter 2014 Results

TULSA, Okla. – Apco Oil and Gas International Inc. (NASDAQ:APAGF) today announced that for the three and six-month periods ended June 30, 2014, it generated unaudited net income attributable to Apco of $7.1 million and $10.2 million, or $0.24 and $0.35 per share, compared with net income of $13.5 million and $23.5 million, or $0.46 and $0.80 per share for the same periods in 2013.

Net income for the quarter and year-to-date periods was lower than the same periods of 2013 due to the combination of lower operating revenues, greater operating costs and expenses, and lower equity income. Results for 2014 reflect lower amounts realized from the Oil Plus hydrocarbon subsidy program, the absence of a $3.6 million gain realized in 2013 on a farm-out agreement, and the impact of a 25 percent devaluation of the Argentine peso during the first six months of 2014.

Total operating revenues decreased by $3.0 million for the quarter and $7.7 million for the first six months of 2014 compared with the same periods in 2013. During 2014, the benefits of higher oil and natural gas sales prices were more than offset by the impact of decreased revenues from the Oil Plus hydrocarbon subsidy program in Argentina and lower oil sales volumes compared with 2013.

Total costs and operating expenses were higher for the second quarter and the first six months of 2014 compared with 2013 primarily due to the absence of a $3.6 million gain related to recovery of costs from a farm-out agreement a year ago. Absent the gain from 2013, total costs and operating expenses would have been slightly lower in the second quarter and flat for the first six months of 2014 compared with the same periods of 2013.

Devaluation of the Argentine peso during 2014 has impacted oil price realizations, operating costs including foreign exchange losses, and equity income from Argentine investment in Petrolera Entre Lomas S.A. (Petrolera).

Apco also experienced lower equity income from its 40.72 percent interest in Petrolera. For the second quarter and first six months of 2014, the impact of lower operating revenues, higher operating costs and greater foreign exchange losses contributed to a $1.9 million and $5.7 million decrease in equity income from Argentine investment compared with the comparable periods of 2013.

“Our second-quarter results improved with an increase in oil price realization in Argentina,” said Bryan Guderian, Apco’s chief executive officer.

“We do not expect Argentina’s recent debt default to have an immediate impact on our industry. However, until the situation is resolved, it could cause further deterioration of the peso, increase inflation and impede progress toward improving the country’s economic environment,” Guderian added.

2014 Capital Program and Operations Update

During the first six months of 2014, capital expenditures of $37.6 million attributable to Apco’s consolidated interests were invested primarily in exploration and development drilling in Colombia and development drilling in Neuquén basin properties.

In addition to the previously announced exploration and development activities in Colombia, Apco participated in the drilling and completion of 14 development wells and one exploration well in Neuquén basin properties year-to-date. An additional five wells were in various stages of drilling or completion at the end of June.

“Our development drilling in the Neuquén basin is progressing in line with expectations,” said Michael Kyle, Apco’s president and chief operating officer.

“Development drilling in Tierra del Fuego and three conventional horizontal wells in the Neuquén basin planned for the second half of 2014 should combine with our Colombian success to have a positive impact on both oil and natural gas volumes in the balance of the year,” Kyle added.

Apco Oil and Gas International Inc.

Summary of Earnings

(In Thousands of Dollars Except Per Share Amounts)

	2014	2013
Three months ended June 30
Operating revenue	38,800	41,790
Costs and operating expenses	32,480	29,855
Investment income	4,530	6,122
Net income attributable to Apco	7,127	13,520
Per share	0.24	0. 46

	2014	2013
Six months ended June 30
Operating revenue	69,386	77,069
Costs and operating expenses	60,755	57,126
Investment income	6,480	11,587
Net income attributable to Apco	10,181	23,453
Per share	0.35	0.80

About Apco Oil and Gas International Inc. (NASDAQ: APAGF)

Apco Oil and Gas International Inc. is an international oil and gas exploration and production company with interests in nine oil and gas concessions and two exploration permits in Argentina, and three exploration and production contracts in Colombia. More information is available at www.apcooilandgas.com. Go to http://www.b2i.us/irpass.asp?BzID=1671&to=ea&s=0 to join our e-mail list.

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Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by various forms of words such as “anticipates,” “believes,” “seeks,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “intends,” “might,” “goals,” “objectives,” “targets,” “planned,” “potential,” “projects,” “scheduled,” “will” or other similar expressions. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management and include, among others, statements regarding:

•	Amounts and nature of future capital expenditures;

•	Volumes of future oil, natural gas, and LPG production;

•	Expansion and growth of our business and operations;

•	Financial condition and liquidity;

•	Business strategy;

•	Estimates of proved gas and oil reserves;

•	Reserve potential;

•	Development drilling potential;

•	Cash flow from operations or results of operations;

•	Seasonality of natural gas demand; and

•	Oil and natural gas prices and demand.

Forward-looking statements are based on numerous assumptions, uncertainties and risks that could cause future events or results to be materially different from those stated or implied in this announcement. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from results contemplated by the forward-looking statements include, among others, the following:

•	Availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future oil and natural gas reserves), market demand, volatility of prices, and the availability and cost of capital;

•	Inflation, interest rates, fluctuation in foreign currency exchange rates, and general economic conditions (including future disruptions and volatility in the global credit markets and the impact of these events on our customers and suppliers);

•	The strength and financial resources of our competitors;

•	Development of alternative energy sources;

•	The impact of operational and development hazards;

•	Costs of, changes in, or the results of laws, government regulations (including climate change regulation and/or potential additional regulation of drilling and completion of wells), environmental liabilities and litigation;

•	Political conditions in Argentina, Colombia and other parts of the world;

•	The failure to renew participation in hydrocarbon concessions granted by the Argentine government on reasonable terms;

•	Risks related to strategy and financing, including restrictions stemming from our loan agreement and the availability and cost of credit;

•	Risks associated with future weather conditions, volcanic activity and earthquakes;

•	Acts of terrorism; and

•	Additional risks described in our filings with the Securities and Exchange Commission (“SEC”).

Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update the above list or to announce publicly the result of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to causing our actual results to differ, the factors listed above may cause our intentions to change from those statements of intention set forth in this announcement. Such changes in our intentions may also cause our results to differ. We may change our intentions, at any time and without notice, based upon changes in such factors, our assumptions, or otherwise.

Investors are urged to closely consider the disclosures and risk factors in our most recent annual report on Form 10-K filed with the SEC and our quarterly reports on Form 10-Q available from our offices or from our website at www.apcooilandgas.com.